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                                                                    EXHIBIT 3.03

                                     BY-LAWS

                                       OF

                             FIBR-PLAST CORPORATION

                                     OFFICES

     1. The principal office of the Corporation shall be located in Tulsa County, Oklahoma.

                                 CORPORATE SEAL

     2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal Oklahoma".

                            MEETINGS OF STOCKHOLDERS

     3. The annual meeting of stockholders for the election of Directors shall be held on the first day of April of each year, or if that day be a legal holiday on the next succeeding day not a legal holiday at 10:00 o'clock in the morning at which meeting they shall elect by ballot, by plurality vote, a Board of Directors and may transact such other business as may come before the meeting.

     Special meetings of the stockholders may be called at any time by the President and shall be called by the President or Secretary on the request, in writing, or by vote of a majority of the Directors, or at the request, in writing, of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

     All meetings of the stockholders for the election of Directors shall be held at the office of the Corporation in the County of Tulsa, State of Oklahoma. All other meetings of the stockholders shall be held at such place or places, within or without the State of Oklahoma, as may from time to time be fixed by the Board of Directors, or as shall be specified and fixed in the respective notices or waivers of notice hereof.


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     No change of the time or place of a meeting for the election of Directors as fixed by the By-Laws shall be made within sixty (60) days next before the day on which such election is to be held. In case of any change in such time or place for such election of Directors, notice thereof shall be given to each stockholder entitled to vote in person or mailed to their last known post office address at least twenty (20) days before the election is held.

     A complete list of stockholders entitled to vote arranged in alphabetical order shall be prepared by the Secretary and shall be open to the examination of any stockholder at the place of election for ten (10) days prior thereto and during the whole time of the election.

     Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy signed by them for each share of voting stock held by them but no proxy shall be voted on alter three (3) years from its date unless it provides for a longer period. Such fight to vote shall be subject to the fight of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the Directors shall not have exercised such fight no share of stock shall be voted on at any election for any Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election. Notice of all meetings shall be mailed by the Secretary to each stockholder of record entitled to vote at their last known post office address for annual meetings ten (10) days and for special meetings five (5) days prior thereto.

     The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

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                                   DIRECTORS


     4. The property and business of the Corporation shall be managed and controlled by its Board of Directors not less than three (3) in number, nor more than five (5), and Directors need not be stockholders. The Directors shall hold office until the next annual election and until their successors are elected and qualified. They shall be elected by the stockholders entitled to vote except that if there be a vacancy in the Board by reason of death, resignation or otherwise such vacancy shall be filled for the unexpired term by the remaining Directors, though less than a quorum, by a majority vote.

                               POWERS OF DIRECTORS

     5. The Board of Directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the Corporation, subject to the provisions of the statutes of the State of Oklahoma, the Certificate of Incorporation and the By-Laws.

     The Board of Directors shall have the power:

     To purchase or otherwise acquire property rights or privileges for the Corporation, which the Corporation has power to take at such prices and on such terms as the Board of Directors may deem proper;

     To pay for such property rights or privileges, in whole or in part, with money, stock, bonds, debentures or other securities of the Corporation, or by the delivery of other property of the Corporation;

     To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments, and securities secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same;



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     To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper;

     To confer on any Officer of the Corporation the power of selecting, discharging or suspending such employees; and

     To determine by whom and in what manner the Corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.

                              MEETINGS OF DIRECTORS

     6. After each annual election of Directors, the newly elected Directors may meet for the purpose of organization, election of Officers and the transaction of other business at such place and at such time as shall be fixed by the stockholders at the annual meeting and if a majority of the Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the Directors. The place and time of such meeting may also be fixed by written consent of the Directors.

     Special meetings of the Directors may be called by the President in like manner on the written request of two (2) Directors. Special meetings of the Directors may be held within or without the State of Oklahoma at such place as indicated in the notice or waiver of notice thereof.

     A majority of the Directors shall constitute a quorum but a smaller number may adjourn from time to time without further notice until a quorum is secured.





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                                   COMMITTEES


     7. From time to time the Board of Directors may appoint from their own number any committee or committees, for any purpose, which shall have such power as shall be specified in the resolution of appointment.

                          COMPENSATION OF DIRECTORS AND
                              MEMBERS OF COMMITTEES

     8. Directors and members of standing committees shall receive such compensation for attendance at such regular or special meeting as the Board of Directors may from time to time prescribe.

                           OFFICERS OF THE CORPORATION

     9. The Officers of the Corporation shall be a President and a Secretary, and such other Officers as may from time to time be chosen by the Board of Directors. The President and Vice President(s), if any, in the order designated shall be chosen from among the Directors.

     Any two offices (but not more than two) may be held by the same person.

     The Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any Officer chosen or appointed by the Board of Directors may be removed, either with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer or Officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                             DUTIES OF THE PRESIDENT

     10. The President shall be the chief executive Officer of the Corporation. It shall be the President's duty to preside at all meetings of the stockholders and Directors; to have general and active management of the business of the Corporation; to see that all orders and resolutions of the Board of Directors are carded into effect; to execute all contracts, agreements, deeds, bonds,


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mortgages and other obligations and instruments in the name of the Corporation and to affix the corporate seal thereto when authorized by the Board; the President shall further have the authority to appoint such Assistant Secretaries as may be necessary from time to time.

     The President shall have the general supervision and direction of the other Officers of the Corporation and shall see that their duties are properly performed.

     The President shall submit a report of the operations of the Corporation for the year to the Directors at their meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting.

     The President shall be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of President of a corporation.

                                 VICE PRESIDENT

     11. The Vice President or Vice Presidents, if any, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in the President's absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

                                PRESIDENT PRO TEM

     12. In the absence or disability of the President and the Vice President(s), if any, the Board may appoint from their own number a President pro tern.

                                    SECRETARY

     13. The Secretary shall attend all meetings of the Corporation, the Board of Directors and standing committees. The Secretary shall act as clerk thereof and shall record all of the proceedings



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of such meetings in a book kept for that purpose. The Secretary shall give proper notice of meetings of stockholders and Directors and shall perform such other duties as shall be assigned to the Secretary by the President or the Board of Directors.
                                    TREASURER

     14. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or President, taking proper vouchers for such disbursements, and shall render to the President, and Directors, whenever they may require it, an account of all the Treasurer's transactions and of the financial condition of the Corporation. The Treasurer shall present the financial condition of the Corporation at the regular annual meetings of the Board of Directors and stockholders. The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

     The Treasurer shall give the Corporation a bond if required by the Board of Directors in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of the office and the restoration to the Corporation, in case of death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe or require. In the event that a Treasurer is not elected by the Board of Directors, the Secretary or Assistant Secretary shall perform the functions of the Treasurer.


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                       DUTIES OF OFFICERS MAY BE DELEGATED

     15. In case of the absence or disability of any Officer of the Corporation, or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may temporarily delegate their powers or duties to any other Officer or to any Director.

                              CERTIFICATES OF STOCK

     16. Certificates of stock shall be signed by the President, or a Vice President, if any, and either the Treasurer, Secretary or Assistant Secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when in the judgment of the Directors it is proper to do so.

                                TRANSFER OF STOCK

     17. All transfers of stock of the Corporation shall be made upon its books by the holder of the share in person, or by the stockholder's lawfully constituted representative, upon surrender of certificates of stock for cancellation.

                            CLOSING OF TRANSFER BOOKS

     18. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to receive such

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allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

                             STOCKHOLDERS OF RECORD

     19. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Oklahoma.

                                   FISCAL YEAR

     20. The fiscal year of the Corporation shall end on the last day of June of each year unless the Directors determine otherwise.

                                    DIVIDENDS

     21. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and also may alter or abolish any such reserve or reserves.

                                CHECKS FOR MONEY

     22. All checks, drafts or orders for the payment of money shall be signed by the President or Secretary, or by such other Officer or Officers as the Board of Directors may from time to time designate. No check shall be signed in blank.


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                                BOOKS AND RECORDS

     23. The books, accounts and records of the Corporation, except as otherwise required by the laws of the State of Oklahoma, may be kept within or without the State of Oklahoma at such place or places as may from time to time be designated by the By-Laws or by resolution of the Directors.

                                     NOTICE

     24. Notice required to be given under the provisions of these By-Laws to any Director, Officer or stockholder shall not be construed to mean personal notice but may be given in writing by depositing the same in a post office or letter-box in a postpaid sealed wrapper addressed to such stockholder, Officer or Director at such address as appears on the books of the Corporation and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, Officer or Director may waive, in writing, any notice required to be given under these By-Laws, whether before or after the time stated therein.

                              AMENDMENTS OF BY-LAWS

     25. These By-Laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or Board of Directors, or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote, or of a majority of the whole authorized number of Directors, as the case may be.

Attested:                                 /s/ Tom Watson
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                                          Secretary


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